UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2015, Xenith Bankshares, Inc. (the “Company”) entered into an Amendment to Credit Agreement (the “Amendment”) with Raymond James Bank, N.A. (the “Lender”) that amends certain provisions of the Credit Agreement, dated as of September 30, 2014 (the “Credit Agreement”), between the Company and the Lender.

Among other things, the Amendment modifies the Credit Agreement by (i) increasing the Company’s right to borrow under a delayed-draw term loan (the “Delayed Draw Loan”) from up to an additional $3 million to up to $5 million, subject to customary conditions; (ii) extending the date by which the Company may draw under the Delayed Draw Loan to September 30, 2016 from September 30, 2015; and (iii) decreasing the interest rate on all Eurocurrency borrowings from the 30-day London Interbank Offered Rate in effect from time to time (“LIBOR”) plus 3.5% per annum to LIBOR plus 2.75% per annum.

The Lender, or its affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company, for which the Lender, or its affiliates, has in the past and may in the future receive customary fees and commissions.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on October 1, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Credit Agreement, effective as of September 24, 2015, between the Xenith Bankshares, Inc. and Raymond James Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2015

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment to Credit Agreement, effective as of September 24, 2015, between Xenith Bankshares, Inc. and Raymond James Bank, N.A.